UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): January 24, 2007

ACTIS GLOBAL VENTURES, INC.
(Exact name of registrant as specified in charter)

Nevada	000-49661	98-0358887
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

 1905 Aston Avenue, Suite 101, Carlsbad, California 92008
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (760) 448-2498

(Former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

/_/ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

/_/ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

/_/ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

/_/ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.01 CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT

On November 28, 2006, we filed a Form 8-K indicating that on November 21, 2006 we were informed by Peterson & Co., LLP (“Peterson”), our former independent registered public accounting firm as follows:

Peterson has consummated a merger with Squar, Milner, Miranda & Williamson, LLP (“Squar Milner”). Squar Milner, which is located in Newport Beach, California, is also registered with the Public Company Accounting Oversight Board (United States). The name of the post-merger firm is Squar, Milner, Peterson, Miranda & Williamson, LLP.

We filed the Form 8-K on November 28, 2006, as notification that Peterson would no longer be our independent registered public auditor. We supplemented that earlier Form 8-K with a Form 8-K/A filed on December 6, 2006.

On January 24, 2007, our Board of Directors by unanimous written consent approved retaining Squar, Milner, Peterson, Miranda & Williamson, LLP as our independent registered public accounting firm for all periods subsequent to the quarter ended September 30, 2006. Squar, Milner, Peterson, Miranda & Williamson, LLP is registered with the Public Company Accounting Oversight Board (United States).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACTIS Global Ventures, Inc.

Date: January 24, 2007	By:	/s/ Ray W. Grimm, Jr.

Ray W. Grimm, Jr. Chief Executive Officer